Exhibit 10.5

Agreement

This Agreement (hereinafter referred to as “the Agreement”) was signed by and among the following parties in Nanning, Guangxi Zhuang Autonomous Region on March 15, 2016

(1)
Guangxi Medical University Friendly Hospital Management Co., Ltd (hereinafter referred to as “Project Company”)
Residence: Nanning City, National Road 131, Hang Yang City, Building 1, 23rd floor
Legal Representative: Ji Li
Contact: Yubo Jiang
Address: Nanning City, National Road 131, Hangyang International City, Building 1, 23rd floor
Tel: 0771-5715235
Fax:0771-5715238
Email: ychiang@163.com

(2)
Nanning Tongji Hospital, Inc. (hereinafter referred to as “Tongji Hospital”)
Residence: Nanning City, Beiji Road, No.5
Legal Representative: Yunhui Yu
Contact: Yuan Li
Address: Nanning City, Xiangbin Road No. 63 Jingdu Business Hotel 12nd floor
Tel: 0771-2020000
Fax:0771-2020011
Email: 2879447429@qq.com

(3)
Guangxi Tongji Pharmaceutical Group Co., Ltd (hereinafter as “Tongji Group”)
Residence: Nanning City, Beiji Road, No.5
Legal Representative: Yunhui Yu
Contact: Yuan Li
Address: Nanning City, Xiangbin Road No. 63 Jingdu Business Hotel 12nd floor
Tel: 0771-2020000
Fax:0771-2020011
Email: 2879447429@qq.com

(4)
Yunhui Yu, Liyu Chen
Residence: Nanning City, Jinpu Road, NO. 22nd, Building 3rd, Room 2-101
ID Number: 1. 450103196212052597
                     2. 450106197307130563
Contact Address: Nanning City, Jinpu Road, NO. 22nd, Building 3rd, Room 2-101
Tel: 18607711789
Fax:
Email: 1790678912@qq.com

(The above signatories are collectively referred to as "the Parties", individually "the Party"； Tongji Hospital, Tongji Group, Yu Yunhui and Chen Li are collectively referred to as "Tongji Party").

WHEREAS,

1. The Parties are legal persons or other organizations effectively established and validly existing in accordance with the laws of the People's Republic of China (Hereinafter referred to as "China", for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), or are natural persons with full civil capacity.

2. Tongji Group is the controlling shareholder of Tongji Hospital, holding 90% equity of Tongji Hospital, Liyu Chen, Yunhui Yu's wife, holds the remaining 10% equity of Tongji Hospital; Yunhui Yu is the controlling shareholder of Tongji Group, holding 90% equity of Tongji Group, and Liyu Chen holds the remaining 10% equity of Tongji Group ..Yunhui Yu, Liyu Chen are the actual controllers of Tongji Hospital.

3. "Nanning Langdong Hospital Project" (hereinafter referred to as "the Langdong Hospital Project" or "the Project") is located at the intersection of Jinhu Road and Xiangbin Road in Langdong, Nanning City (belonging to the third industry area of Langdong Group Eight), the project owner is the Langdong Group Eight of Nanning City Qingxiu District Nanhu Street Office (hereinafter referred to as "the Langdong Group Eight"). The Project was formerly known as Langdong Group Eight Third Industry Complex Building Project (i.e. "Business Building Project"). On January 16, 2013, the Langdong Hospital Project obtained the official response by Nanning Development and Reform Commission of the Approval of Nanning Langdong Hospital Project (South Development and Reform Commission [2013] No. 5).

4. On February 6, 2008, Langdong Group Eight and Tongji Hospital signed the Cooperation Agreement of Developing "Tongji Langdong Hospital" (contract number: LD-2008-02-06. Hereinafter referred to as "The Development Contract"), The two sides agreed to cooperate in the development of Langdong Hospital and other related matters.

5. On March 13, 2008, Langdong Group Eight and Tongji Hospital signed the Supplementary Agreement of Langdong Group Eight's Business Building Project; then Langdong Group Eight and Tongji Hospital signed the Supplementary Agreement of Langdong Group Eight's Business Building Project (hereinafter referred to as the "Supplementary Agreement"), and further stipulate the relevant issues concerning the construction period, lease term and rent of the Langdong Hospital.

6. At the same time as this Agreement is signed, Langdong Group Eight, the Project Company and Tongji Hospital executed the "Agreement" (see Appendix I, hereinafter referred to as "Tripartite Agreement") and terminated the "Development Contract" and "Supplementary Agreement", and Tongji Hospital quitted the project construction, and the Project Company replaced Tongji Hospital to continue to cooperate with Langdong Group Eight to develop Langdong Hospital Project.

Based on the above facts, according to the "Contract Law of the People's Republic of China " and other relevant laws and administrative regulations, by friendly negotiation, the Parties hereby agreed to the agreement of the undertake, cooperation and other related matters of Langdong Hospital Project, and specifically entered into this Agreement to comply with.

Article 1 As for the relevant facts concerning the basic situation of the Langdong Hospital project, the Tongji Party jointly and irrevocably confirmed and committed to the Project Company:

1.
Before the cooperation of developing the Longdong Hospital Project between Tongji Hospotal and Langdong Group Eight, the Langdong Group Eight respectively signed agreements with Guangxi Jingjian Real Estate Development Co., Ltd. (hereinafter referred to as "Jing Jian Company") and Guangxi Nanning Ting You Yu Xiang Commercial Co., Ltd. (hereinafter referred to as " Ting You Yu Xiang ") to develop the Langdong Group Eight’s Third Industry Complex Building Project (the “Business Building Project”), which is the predecessor of the Project. In addition to Jing Jian Company, Ting You Yu Xiang, and Tongji Hospital, the Langdong Group did not sign any cooperation agreement with any other interested parties on the development and cooperation of the Langdong Hospital Project or its predecessor, Lang Dong Group Eight Third Industry Complex Project (ie "Business Building") or other related agreement.

2.
After Tongji Hospital replaced Jing Jian Company and continued to develop Langdong Hospital Project in cooperation with Langdong Group Eight, Tongji Hospital’s payment that should be paid to Jing Jian under relevant agreements has been fully paid, and there are no existing or potential disputes in between the Tongji Party and Jing Jian Company and Langdong Group Eight, and Jing Jian Company has no or no right to claim rights to any related parties..

3.
After Tongji Hospital replaced Jing Jian Company and continued to develop Langdong Hospital Project in cooperation with Langdong Group Eight, the payment of RMB 5,050,000 to Ting You Yu Xiang by Tongji Hospital under relevant agreements is unpaid. Other than that, the Tongji Party has no existing or potential disputes with Jing Jian Company and Langdong Group Eight, and Jing Jian Company has no or no right to claim rights to any related parties. Because Ting You Yu Xiang couldn’t be reached, Tongji Hospital agreed that the Project Company could withhold $6 million from the consideration funds under this Agreement as a later settlement of its dispute with Ting You Yu Xiang.

4.
After this agreement is signed, Tongji Group and Tongji Hospital will sign relevant agreements with the actual constructor party, Shengdong Li, who is responsible for sealing the top of the part from the fourth floor of the ground to the eighteenth floor, to agree matters related to the construction and relevant matters of the Langdong Hospital Project.

5.
The Tongji Group, Langdon Group Eight, Shengdong Li and Guangxi Construction Engineering Group Co., Ltd have reached an agreement on the solution of Shengdong Li in Guangxi Construction Engineering Group Co., Ltd., and the Tongji Party promised to sign the relevant documents at the same time with Shengdong Li and Guangxi Construction Engineering Group Co.(if need).

6.
Tongji Hospital and Langdong Group Eight strictly perform in accordance with the Development Contract and Supplementary Agreement. The two Parties did not have any disputes or potential disputes, and there is no circumstance in which Tongji Hospital has unpaid payable to Langdong Group Eight, or Langdong Group Eight returns the paid payments to Tongji Hospital.

7.
The total amount of urban land usage tax and other tax payable of Tongji Hospital on the Nanning Langdong Hospital Project is estimated to be RMB 1.83 million. The actual amount is to be determined by the tax amount specified in relevant documents of the Inland Revenue Department. Except for this payment, Tongji Party has no other unpaid payable taxes on the Nanning Langdong Hospital project.

8.
Except for the matters disclosed in this Article, the Langdong Hospital Project does not have any other disputes or potential disputes, and no other parties claim or have the right to claim to the interested parties.

9.
Tongji Party confirmed that Langdong Hospital Project construction work mainly includes an 18-storey complex building, which has 17 floors that are above the ground and one floor that is underground. At present, the 17 above ground floors have been built and capped, with a construction area of 37828.9 square meters (including basement area), and the water, electricity, internal and external decoration, and fire and other projects have not been implemented.

10.
Tongji Hospital has borrowed 3.38 million yuan ( THREE MILLION THREE HUNDRED AND EIGHTY THOUSAND YUAN) from the Project Company in order to pay Langdong Group Eight the delinquent payment of the rent of collective land use right in 2015 and the transition fee (RMB3.30 million) , and the late payment interest (RMB80,000). The Tongji Party acknowledged and agreed that the Project Company could use 3.385 million yuan out of the Tongji Hospital consideration in accordance with this Agreement to pay the foregoing discussed outstanding principal and interests.

11.
Tongji Hospital had borrowed from the Project Company RMB60,000 (SIXTY THOUSAND) to pay the mortgage loans for Liyu Chen and Yunwei Yu borrowed from Shanghai Pudong Development Bank Nanning Branch, which is used for purchasing a house located at Nanning City Binhu Road 55, Building 7, Building B18. The Tongji Party acknowledged and agreed that the Project Company could use RMB60,500 yuan out of the Tongji Hospital consideration in accordance with this agreement to pay the borrowed principal and interests.

12.
To reduce the economic pressure on the Project Company, in respect of the rent paid by the Project Company in accordance with Appendix I "Agreement" to Langdong Group Eight, Tongji Hospital voluntarily assumed the rent of RMB 4 million (FOUR MILLION), and the Tongji Party acknowledged and agreed that the Project Company could take a one-time deduction of the 4 million RMB. The contribution Tongji Hospital made to the rent does not change the fact that the Project Company is the subject of the project leasing.

Article 2                        The Agreement in respect to resuming construction signed by Guangxi Construction Engineering Group Co., Ltd., Langdong Group Eight and the Project Company is the standard to identify the quality of the Project when the Project Company undertakes the Project. Before the major part and Project is inspected and accepted, if quality issues of the Shengdong Li’s construction part caused the Project Company to suffer loss itself or suffer loss for Langdong Group Eight, or cause the Project Company to undertake the rework and administrative penalties and other economic losses, the Project Company may deduct the actual loss amount from the consideration paid to Tongji Hospital as a compensation.

Article 3                        The Tongji Party promised that pursuant to the requirement of the Project Company, they shall transfer the Approval to Set Up Medical Institutions originally approved and sent to the Tongji Party by Guangxi Zhuang Autonomous Region Health and Family Planning Commission to the Project Company, or assist the Project Company to re-apply for the Approval to Set Up Medical Institutions.

Article 4                        In accordance with the facts and promises made by the Tongji Party in Article 1, and on the condition that the quality of the Project meeting the qualifying standards as described in Article 2, the Project Company agreed to replace Tongji Hospital and to cooperate with Langdong Group Eight to continue to develop the Langdong Hospital Project and involve in the Project investment. The Tongji Party confirmed that, the Tongji Hospital had quitted the Langdong Hospital Project since the effective date of Appendix I, the Agreement, and the execution of the Development Contract and the Supplemental Agreement originally signed by Tongji Hospital and Langdong Group Eight had been terminated.

Article 5                        It is agreed by all Parties that in order to undertake Langdong Hospital Project, the Project Company shall pay the Tongji Hospital RMB90 million Yuan (RMB NINTY MILLION). However, because RMB 4 million Yuan was withheld as agreed in Article I Term 12, the actual payment is 86 million Yuan, and except the payment, the Project Company does not need to pay any other additional fees to Tongji Hospital or other Tongji Parties for undertaking Langdong Hospital Project. Tongji Hospital shall provide the Project Company with effective tax invoice for the equivalent amount (tax borne by Tongji Hospital).

Article 6                        Payments

1.
The parties confirm that the consideration in Article 5 of this Agreement shall be paid by the following methods:

1.1
After the Tongji Hospital opened an Escrow Account ( hereinafter referred to as the “Escrow Account”) which is jointly managed by the Project Company and Tongji Hospital, the Project Company should pay RMB86 million Yuan in installments according to Article 6 of this Agreement, among which, unless otherwise agreed, the payment (see Appendix III: list of objects to pay) and fees to third parties related to the Langdong Project by the Tongji Party shall be paid from the Escrow Account. The third parties shall open bank accounts at the bank where the Escrow Account is opened and shall use such accounts to receive the payments. The payment shall be transferred to the third party immediately when paid to the Escrow Account.

1.2
Within five working days after the terms of payment agreed upon in Article 6 (2) are satisfied, the Project Company Shall pay the initial payment of RMB3.39 million Yuan to the Escrow Account to pay the debt occured by Tongji Hospital to CITIC Bank Nanning Branch, in particular, Number (2015) Gui Yin Wei Debt NO. 011 and (2015) Gui Yin Wei Debt NO. 012 under the Entrusted Loan Contract.

1.3
The Project Company will make the second payment of 2 million yuan to the Escrow Account as the project management fees and deposit paid by Tongji Hospital for Langdong Group Eight to Guangxi Construction Engineering Group Co., Ltd.

1.4
After making the second payment, the Project Company shall temporarily stop making payment to the Escrow Account, until Guangxi Construction Engineering Group Co., Ltd., Langdong Group Eight and the Project Company signed relevant agreements to continue the construction of the Project. Notwithstanding the requirements in this paragraph, if the board of directors of Project Company could make an exemption resolution according to the actual situation, the Project Company can resume payment.

1.5
Once the payments related to the Langdong Hospital Project paid by the Tongji Party through the Escrow Account accumulate to RMB40 million Yuan (i.e. RMB86 million - RMB40million – RMB6million, FORTY THOUSAND MILLION YUAN), the Project Company shall stop making the payment to the Escrow Account again.

1.6
After all the planning procedures (including but not limited to changes in planning options and "construction project planning permit") are approved by the relevant administrative departments, the Project Company shall pay the remaining RMB25 million Yuan (TWENTY FIVE MILLION YUAN) in installments to the Escrow Account in accordance with the procedures agreed in this section, so that the Tongji Party could continue to make payments related to Longdong Hospital Project to the third parties. Notwithstanding the requirements in this paragraph, if the board of directors of Project Company could make an exemption resolution according to the actual situation, the Project Company can resume payment.

1.7
After the major part of the Project is inspected and accepted, and the record procedure is finished, the Project Company shall pay the remaining RMB 15 million Yuan (FIFTEEN MILLION YUAN) in installments to the Escrow Account in accordance with the procedures agreed in this section, so that the Tongji Party could continue to make the payments related to Longdong Hospital Project to the third parties. Notwithstanding the requirements in this paragraph, if the board of directors of Project Company could make an exemption resolution according to the actual situation, the Project Company can resume payment.

1.8
Six months after the major part of the Project is inspected and accepted, and the record procedure is finished, if the cumulated RMB40 million Yuan (FORTY MILLION YUAN) mentioned above in Section 1.6 and 1.7 has any remainder, the Project Company shall pay the remainder directly to Guangxi Kaiyuan Medical Investment Management Co., Ltd. as the ininital payment the Tongji Group made in accordance with the Guangxi Kaiyuan Medical Investment Management Co., Ltd. Investor Agreement, and if the remainder is less than 40 million, the Tongji Group need to make up the financing according to the Guangxi Kaiyuan Medical Investment Management Co., Ltd. Investor Agreement.

1.9
After the Tongji Hospital executed the settlement agreements to resolve the debt and credit disputes with Ting You Yu Xiang, or the court makes the final decision on the debt and credit disputes, the Project Company will pay the remaining 6 million Yuan (SIX MILLION YUAN) to the Escrow Account in accordance with this procedureS of the Agreement for the Tongji Parties to make payment to Ting You Yu Xiang. If there are remainder after the payment of 6 million to Ting You Yu Xiang, the Project Company will transfer the remainder to Guangxi Kaiyuan Medical Investment Management Co., Ltd, as the payment of the Tongji Group in accordance to the Guangxi Kaiyuan Medical Investment Management Co., Ltd. Investor Agreement.

2.
 After the following conditions are satisfied, the Project Company is obliged to start to make payments to Tongji Hospital:

(1)
Langdong Group Eight, the Project Company and Tongji Hospital executed and affected the Agreement (see Annex I) pursuant to which the Project Company undertakes the Project;
(2)
This Agreement is executed and becomes effective;
(3)
The commitments and confirmations made by Tongji Fang under Article 1 of this Agreement are true and valid;
(4)
The Tongji Parties submitted the payment and payment list (hereinafter referred to as “List”, see Annex I) to the Project Company in connection with the Langdong Hospital Project and obtained the approval of the Project Company.

3.
Payment Procedures
The payment under Article 6 shall be applied by Tongji Hospital. Every time when Tongji Hospital applies for fund payment they should firstly submit to the Project Company with written application, the approved and recognized original Agreement (hereinafter referred to as “Agreement”) signed by Tongji Parties and the Parties related to the Langdong Hospital Project, and the Confirmation (original) in the format in accordance with the Annex II of this Agreement by the Parties related to the Project. Five workdays after the Project Company reviews and confirms in accordance with the list, they will transfer the confirmed payment to the Escrow Account and cooperate to resign the co-management and let the bank to transfer the payment to the third party’s account which is set up in the same bank in which the Escrow Account is set up.

Article 7                        Once the Project Company pays the Parties in accordance with the Article 6 of the Agreement, it is deemed that the Project Company has paid to Tongji Hospital the consideration agreed in Article 5 of this Agreement. Other than that, the Project Company does not need to pay any other payments to Tongji Hospital or other interested parties.

Article 8                        It is agreed and confirmed by the Parties that, during the implementation period of the Development Contract and the Supplementary Agreement, all of the debt duties and creditor rights occurred in between each other or with other parties, and other debt duties and credit rights occurred as a result of terminating the Development Contract and the Supplementary Agreement, including, but not limited to, any debts, liabilities, disputes or disputes related to the Langdong Hospital Project or the Langdong Group Eight of the Third Industry Complex projects prior to the effective date of this Agreement, shall be undertaken by Tongji Parties, who are also responsible for the clean-up and settlement, and the Project Company shall take no responsibilities. Tongji Party shall ensure that any disputes and disputes shall not affect the progress of the Langdong Hospital Project to ensure the smooth progress of the Langdong Hospital project. Otherwise, the Project Company shall have the right to stop making payment of any amount to the Escrow Account, and the consequences shall be borne by the Tongji Party.

Article 9                        Tongji Party shall, within 15 working days from the effective date of this Agreement, submit the original documents (including but not limited to project submission, planning, land, construction, environmental assessment and other relevant documents, approval documents, medical institutions set up approval certificate and construction, design, planning drawings, etc.) to the Project Company.

Article 10                        The Tongji Party shall call back all of its management, construction and work and other related personnel as well as the project materials and machinery, equipment of the Project in the construction site within the 15 working days from the effective date of this Agreement, and deliver vacated clean project site and the project management right to the Project Company in a one-time basis. Tongji Party shall be responsible for handling the historical problems of the Project and ensure that the Project is transferred to the Project Company and avoid interrupting by any other parties.

Article 11                        The Obligation of Tongji Party

1.
Tongji Party shall cooperate with the Project Company to conduct all the necessary work (if need) for Langdong hospital project to re-start and make sure that the Langdong Hospital Project re-start with a smooth going.
2.
Tongji Party shall be responsible for informing Guangxi Construction Engineering Group Co., Ltd about the changes and related matters of project cooperation within 15 working days since the Agreement is signed, and shall be responsible for solving the anchored construction problems of Shengdong Li in Guangxi Construction Engineering Group Co., Ltd.
3.
If the Langdong Hospital is completed in the future and they need Tongji Party’s cooperation during the procedure of final project acceptance, application for medical institution industry permit, Tongji Party shall cooperate with the Project Company free of any conditions, otherwise it is considered as a material breach of contract.
4.
Tongji Party undertakes to be jointly and severally liable for the respective obligations and liabilities that should be performed under this Agreement.

Article 12                        Breach of contract

1.
The parties shall perform this Agreement in accordance with the principle of good faith. If one or more parties do not fulfill their obligations under this Agreement, they shall constitute a breach of contract and the other parties shall have the right to require the default parties to be liable for the losses caused by the breach. If there are multiple defaults, the default parties shall bear the corresponding responsibilities based on specific breach of contract and the degree of fault respectively. When a party defaults, the parties which don’t default have the right to terminate this Agreement and require the default party to compensate for the loss.
2.
If one party to the Tongji Parties violates this Agreement, the other parties of the Tongji Parties are also considered as violating this Agreement.
3.
If the Tongji Parties violate the articles in this Agreement, the Project Company has the right to temporarily stop making payments in accordance with Article 5 of this Agreement, until the Tongji Parties perform the Agreement in compliance with the Agreement; if the breach of Tongji Party causes loss to the compliance party, upon request by the compliance party, the Project Company has the right to directly use the remaining unpaid consideration to pay the penalty or the loss that the violating party is responsible for, and considered as being paid the equivalent by the Project Company to the Tongji Hospital. If urged by the compliance party, Tongji Party still fails to perform in accordance with the Agreement or materially breaches the Agreement, the Project Company shall have the right to directly hold the remaining unpaid consideration and consider that the Project has paid the Tongji Hospital the equivalent amount, and have the right to terminate the Agreement. However, the Project Company can’t dicretionally infringe the legitimate rights and interests of Tongji Party.
4.
If the Project Company terminates this Agreement in accordance with the contract, the Tongji Hospital should full return the consideration within 15 workdays paid by the Project Company and interest calculated according to the annual interest rate of 16% of the funds (calculation starts from the date when every consideration deposited to the Tongji Hospital Escrow Account and end at the date when the Tongji Hospital actually pays back).
5.
If the Project Company does not make payments to Tongji Party in accordance with the Agreement, they shall pay the penalty to the Tongji Party a the daily interest rate of 16% for each day on the basis of the current unpaid funds and. If they are urged by the Tongji Party and the payments are still unpaid within 30days after the notice, it could be considered as a material default.

Article 13                        The information disclosed by the parties to each party and as a result of the executing and performing this Agreement and the contents of this Agreement constitute confidential information, unless approved by the parties in writing permission, they shall not disclose the information to any other third parties except the parties mentioned in the Agreement, or use on any other irrelevant purposes. Any disclosure of any party in accordance with mandatory requirements of laws, administration regulations or the judiciary department, regulatory department, or disclosure to hired agent, supervising departments in accordance with the requirements under regulations of the Agreement, is not a violation of the confidential responsibility under the Agreement. This article remains effective even after the Agreement is cancelled or terminated.

Article 14                        The Agreement takes effect from the day Yunhui Yu, Liyu Chen, the other legal representatives( or authorized representatives) signed and stamped the official seals.

Article 15                      The Project Company shall have the right to terminate this Agreement if the terms of payment provided for in Article 6 (2) of this Agreement are not fully satisfied within one year from the effective date this Agreement.

Article 16                            Any modification or change to this Agreement shall be subject to further negotiation by the parties and shall take effect after the joint signing of the written agreement.

Article 17                           Any dispute arising out of or in connection with this Agreement shall be resolved through friendly negotiation first. If the negotiation is unsuccessful, each party shall have the right to apply for arbitration from the China International Economic and Trade Arbitration Commission. The arbitration will be conducted in Nanning in accordance with the prevailing arbitration rules of the Association. The arbitral result is final and legally binding on all parties.

Article 18                      Except provided otherwise in this Agreement or otherwise agreed by the parties, either party shall bear any costs incurred as a result of the negotiation, signing, and performance of this Agreement.

Article 19                         The official version of this Agreement shall be made in quintuplicate, each of which shall be held by each party and have the same legal effect. The annex has the same effect as an effective part of this Agreement.

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